EXHIBIT 16

PricewaterhouseCoopers LLP 1751 Pinnacle Drive McLean VA 22102-3811 Telephone (703) 918 3000 Facsimile (703) 918 3100

June 3, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by the USEC Savings Program (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Form 8-K report, dated May 27, 2004, of the USEC Savings Plan. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP